                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary proxy statement               [ ]  Confidential, for use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         GT INTERACTIVE SOFTWARE CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                      LOGO
                                417 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 726-6500

                                                                    May 18, 1998

To Our Stockholders:

     On behalf of the Board of Directors, I cordially invite you to the 1998 annual meeting of stockholders of GT Interactive Software Corp. to be held at Millennium Conference Center at Millennium Broadway, 145 West 44th Street, New York, New York 10036, on June 17, 1998 at 8:30 a.m., local time.

     The matters to be acted upon by our stockholders are set forth in the notice of the annual meeting. At the conclusion of the annual meeting, we will hold an informal session to present a brief report on the Company's business and respond to questions of broad interest to our stockholders.

     It is important that your views be represented whether or not you are able to be present at the annual meeting. Please sign, date and mail your proxy card as soon as possible in the enclosed postage prepaid envelope.

                                          Sincerely,

                                        /s/ Ronald W. Chaimowitz
                                        -------------------------

                                          RONALD W. CHAIMOWITZ
                                          Chairman of the Board and
                                          Chief Executive Officer

                         GT INTERACTIVE SOFTWARE CORP.
                                417 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 726-6500

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 17, 1998

     The 1998 Annual Meeting of Stockholders (the "Annual Meeting") of GT Interactive Software Corp. (the "Company") will be held at Millennium Conference Center at Millennium Broadway, 145 West 44th Street, New York, New York 10036, on June 17, 1998 at 8:30 a.m., local time, for the following purposes:

        1. To elect three Class III directors to the Board of Directors.

        2. To consider and act upon a proposal to approve the 1998 Employee Stock Purchase Plan.

        3. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the maximum number of individuals who can be members of the Board of Directors from twelve to fifteen.

        4. To approve an amendment to the Company's 1997 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder by 4,000,000 shares, from 4,000,000 shares to 8,000,000 shares.

        5. To ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the transitional fiscal year ended March 31, 1998 and for the fiscal year ending March 31, 1999. The Company has changed its fiscal year end from December 31 to March 31.

        6. To transact other such business as may properly come before the Annual Meeting. Management is presently aware of no other business to come before the Annual Meeting.

     The Board of Directors has fixed the close of business on May 1, 1998 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Common Stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. A copy of the Company's 1997 Annual Report to Stockholders is being mailed with this Notice and Proxy Statement on or about May 18, 1998 to all stockholders of record on the record date.

                                          By Order of the Board of Directors,

                                          STANLEY CAYRE
                                          Director and Secretary

New York, New York
May 18, 1998

                                   IMPORTANT

     STOCKHOLDERS ARE REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY.
                A POSTAGE PAID ENVELOPE IS PROVIDED FOR MAILING.

                         GT INTERACTIVE SOFTWARE CORP.
                                417 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 726-6500

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 17, 1998

GENERAL

     This proxy statement (the "Proxy Statement") is furnished by the board of directors (the "Board of Directors" or the "Board") of GT Interactive Software Corp., a Delaware corporation (the "Company"), in connection with the Company's annual meeting of stockholders (the "Annual Meeting") to be held on June 17, 1998. The proxy materials are being mailed on or about May 18, 1998 to the Company's stockholders (the "Stockholders") of record at the close of business on May 1, 1998 (the "Record Date"). As of the Record Date, there were 68,046,871 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), issued and outstanding. Each holder of shares of Common Stock issued and outstanding on the Record Date is entitled to one vote for each such share held on each matter of business to be considered at the Annual Meeting. The holders of a majority of the voting power of the issued and outstanding Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting.

     The enclosed proxy is solicited by the Board of Directors of the Company. A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by (i) attending the Annual Meeting and voting in person, (ii) duly executing and delivering a proxy bearing a later date, or (iii) sending a written notice of revocation to the Company's Secretary. In addition to the solicitation of proxies by mail, the Company may solicit proxies by personal interview, telephone, telegraph or telefacsimile. The Company will bear the cost of solicitation of proxies and has retained D.F. King & Co., Inc., New York, New York, to aid in the distribution of the proxy materials at an estimated cost not to exceed $1,500 plus reimbursement of reasonable out-of-pocket expenses. On behalf of the Company, D.F. King & Co., Inc. will reimburse brokers, banks and others who are record holders of the Company's Common Stock for reasonable expenses incurred in obtaining voting instructions from the beneficial owners thereof.

     If the enclosed proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting. If no specification is made on the proxy as to the proposal, the shares represented by the proxy will be voted FOR the election of the nominees for directors named herein, FOR the approval of the 1998 Employee Stock Purchase Plan, FOR the approval of the amendment to the Company's Amended and Restated Certificate of Incorporation, FOR the approval of the amendment to the Company's 1997 Stock Incentive Plan, FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors and, with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxy holders.

     The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum.

     Election as a director requires a plurality of votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter (the "Votes Cast"). Approval of the amendment to the Company's Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock. For other proposals to be voted upon at the Annual Meeting, the affirmative vote of a majority of the Votes Cast is required. For the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions will be treated as Votes Cast with respect to any other proposal set forth in this Proxy Statement. Accordingly, abstentions will have the same effect as a vote against such proposal. Broker non-votes will not be counted for the purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Therefore, broker non-votes will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular proposal. With respect to the proposal to approve the amendment to the Company's Amended and Restated Certificate of Incorporation, however, broker non-votes will have the same effect as a vote against such proposal.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

     The Board of Directors, consisting of eleven directors, is divided into three classes. Each class of directors is elected for a staggered three-year term. The Company's Amended and Restated By-laws (the "By-laws") permit the Board of Directors to adjust the size of the Board from a minimum of four directors to a maximum of twelve. During 1998, the Board increased the number of directors constituting the entire Board from nine to eleven, and the Board elected Matthew C. Blank as a Class I director, whose term shall expire at the 1999 annual meeting of stockholders, and Phillip J. Riese as a Class II director, whose term shall expire at the 2000 annual meeting of stockholders, to fill the vacancies created by such increase.

     At the Annual Meeting, three directors will be elected as Class III directors whose terms will expire at the 2001 annual meeting of stockholders. All of the Company's existing Class III directors, Joseph J. Cayre, Ronald W. Chaimowitz and Stanley Cayre, have been nominated for re-election at the Annual Meeting. The shares represented by the enclosed proxy will be voted in favor of the persons nominated, unless a vote is withheld from any or all of the individual nominees. If any nominee becomes unavailable for any reason or if a vacancy should occur before election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy.

VOTE REQUIRED

     Directors are elected by a plurality of the votes cast at the Annual Meeting either in person or by proxy. Votes that are withheld will be excluded entirely from the vote and will have no effect.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

     Certain information regarding the Company's directors and director nominees is set forth below. Each director has served continuously with the Company since his first election as indicated below. Joseph J. Cayre, Kenneth Cayre and Stanley Cayre are brothers and Jack J. Cayre is the son of Joseph J. Cayre.

                                                                              DIRECTOR     TERM
                NAME                                POSITION                   SINCE      EXPIRES
                ----                                --------                  --------    -------
CLASS I DIRECTORS
Kenneth Cayre.......................  Director                                    1992       1999
William E. Ford(3)(4)...............  Director                                    1995       1999
Jordan A. Levy(1)(3)................  Director                                    1996       1999
Matthew C. Blank....................  Director                                    1998       1999
CLASS II DIRECTORS
Jack J. Cayre.......................  Executive Vice President and                1992       2000
                                      Director
Steven A. Denning(1)(2).............  Director                                    1995       2000
Phillip J. Riese(4).................  Director                                    1998       2000
Alvin N. Teller(1)(2)...............  Director                                    1996       2000

                                                                              DIRECTOR     TERM
                NAME                                POSITION                   SINCE      EXPIRES
                ----                                --------                  --------    -------
CLASS III DIRECTORS
Joseph J. Cayre(1)..................  Chairman Emeritus of the Board of           1992       1998
                                        Directors
Ronald W. Chaimowitz(4).............  Chairman of the Board of Directors          1995       1998
                                      and Chief Executive Officer
Stanley Cayre(3)(4).................  Director                                    1992       1998

---------------
(1) Member of the Compensation Committee.

(2) Member of the Executive Stock Option Subcommittee of the Compensation Committee.

(3) Member of the Audit Committee.

(4) Member of the Finance Committee.

     At the time of the Company's initial public offering in December 1995, Joseph J. Cayre, Kenneth Cayre, Stanley Cayre, the various trusts for the benefit of their respective children, Jack J. Cayre (collectively, the "Cayre Family Stockholders") and the Company entered into a stockholders' agreement, which provides, among other things, that the Cayre Family Stockholders will vote their respective shares of Common Stock to elect as directors of the Company (i) two individuals designated by Mr. Joseph J. Cayre, (ii) one individual designated by Mr. Kenneth Cayre and (iii) one individual designated by Mr. Stanley Cayre.

     Steven A. Denning and William E. Ford are the Executive Managing Member and a managing member, respectively, of General Atlantic Partners, LLC. In connection with their acquisition of shares of Common Stock, certain affiliates of General Atlantic Partners, LLC entered into a stockholders' agreement with the Company and certain other stockholders, pursuant to which Messrs. Denning and Ford were elected to the Board of Directors in February 1995. This stockholders' agreement automatically expired by its terms upon the effectiveness of the Company's initial public offering.

     The name, age (as of April 1, 1998), principal occupation, business experience for at least the past five years and certain other information concerning each nominee and director are set forth below.

NOMINEES FOR THREE-YEAR TERM EXPIRING AT THE 2001 ANNUAL MEETING

             NAME (AGE)                        BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
             ----------                        -------------------------------------------
Joseph J. Cayre (56).................  Mr. Cayre, a co-founder of the Company, is Chairman Emeritus of the Board of Directors and, until April 28, 1998, was
                                       Chairman of the Board of Directors of the Company since its incorporation in September 1992. Mr. Cayre also co-founded
                                       GoodTimes Home Video Corp. ("GTHV"), a privately-held
                                       publisher and distributor of pre-recorded video tapes, in
                                       1984 and has served as its President since that time.
Ronald W. Chaimowitz (50)............  Mr. Chaimowitz, a co-founder of the Company, is Chairman of the Board of Directors and Chief Executive Officer of the
                                       Company and, until April 28, 1998, was President and Chief
                                       Executive Officer of the Company since February 1995. From
                                       January 1994 to January 1995, Mr. Chaimowitz served as
                                       Executive Vice President and General Manager of the Company.
                                       From December 1990 to December 1992, Mr. Chaimowitz was the
                                       President of Entertainment Consultants, a management
                                       consultant firm to the entertainment industry. Prior
                                       thereto, Mr. Chaimowitz served as Executive Vice President of GTHV.
Stanley Cayre (62)...................  Mr. Cayre, a co-founder of the Company, has been a Director of the Company since its incorporation. Mr. Cayre is the
                                       Chairman of the Audit Committee. Mr. Cayre also co-founded
                                       GTHV and has served as its Chairman since that time.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

             NAME (AGE)                        BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
             ----------                        -------------------------------------------
Kenneth Cayre (54)...................  Mr. Cayre, a co-founder of the Company, has been a Director of the Company since its incorporation. Mr. Cayre also
                                       co-founded GTHV and has served as its Executive Vice
                                       President since that time.
William E. Ford (36).................  Mr. Ford has served as a Director of the Company since
                                       February 1995. Mr. Ford is a managing member of General
                                       Atlantic Partners, LLC, a private investment firm, and has been with General Atlantic Partners, LLC or a general
                                       partner of its predecessor partnership since July 1991. From
                                       August 1987 to July 1991, Mr. Ford was an associate with
                                       Morgan Stanley, Inc. in the mergers and acquisitions
                                       department. Mr. Ford is also a director of LHS Group Inc., a provider of telecommunications billing systems software,
                                       MAPICS, Inc., a provider of enterprise resource planning
                                       software, Envoy Corporation, an electronic transaction
                                       processing company, E*Trade Group, Inc., a deep-discount
                                       electronic brokerage company, SS&C Technologies, Inc., an
                                       investment management software company, and several private software companies in which General Atlantic Partners, LLC or one of its affiliates is an investor.
Jordan A. Levy (42)..................  Mr. Levy has served as a Director of the Company since
                                       February 1996. Since January 1997, Mr. Levy has served as
                                       Co-Chairman of Upgrade Corporation of America (doing
                                       business as SOFTBANK Services Group) ("SOFTBANK"), an
                                       international outsourcing services company to the computer industry. From February 1991 to December 1996, Mr. Levy was
                                       Co-Chief Executive Officer and President of SOFTBANK.
Matthew C. Blank(47).................  Mr. Blank was elected as a Director of the Company in May
                                       1998. Mr. Blank is currently Chairman and Chief Executive
                                       Officer of Showtime Networks Inc., a subsidiary of Viacom
                                       Inc. and a provider of premium subscription television
                                       program services, as well as a distributor of pay per view sports and entertainment programs. Since joining Showtime
                                       Networks Inc. in 1988, Mr. Blank has held a variety of
                                       positions, including President and Chief Executive Officer,
                                       President and Chief Operating Officer, and Executive Vice
                                       President, Marketing. Prior thereto, Mr. Blank served as
                                       Senior Vice President of Consumer Marketing for Home Box
                                       Office, Inc., a provider of premium subscription television program services. Mr. Blank is a member of the Boards of
                                       Directors of a number of industry associations, including
                                       the National Cable Television Association, PENCIL (Public
                                       Education Needs Civic Involvement in Learning) and Cable In
                                       The Classroom, and of several private companies in the
                                       industry, including Sundance Channel which is owned by
                                       Showtime Networks Inc., Robert Redford and PolyGram Filmed
                                       Entertainment.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

             NAME (AGE)                        BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
             ----------                        -------------------------------------------
Jack J. Cayre (25)...................  Mr. Cayre has been Executive Vice President and a Director of the Company since its incorporation. From January 1993 to
                                       January 1995, Mr. Cayre was Vice President of Licensing and
                                       Product Acquisition. From January 1990 to August 1992, Mr.
                                       Cayre was the President of Double J Records, a
                                       privately-held record company.
Steven A. Denning (49)...............  Mr. Denning has served as a Director of the Company since
                                       February 1995. Mr. Denning is currently the Executive
                                       Managing Member of General Atlantic Partners, LLC, a private investment firm, and has been the Executive Managing Member of General Atlantic Partners, LLC or a general partner of
                                       its predecessor limited partnership since February 1989.
                                       From 1980 to 1989, Mr. Denning was Managing Director of
                                       General Atlantic Corporation. Mr. Denning is a member of the
                                       Boards of Directors of several private companies in which
                                       General Atlantic Partners, LLC or one of its affiliates is an investor.
Phillip J. Riese (48)................  Mr. Riese has served as a Director of the Company since
                                       January 1998. Mr. Riese is currently the President of the
                                       Consumer Card Services Group for American Express Travel
                                       Related Services Company, Inc., a position to which he was appointed in September 1995. Since joining American Express in 1980, Mr. Riese has served the organization in various
                                       capacities, including as Executive Vice President/General
                                       Manager of the Charge Card Group, President of the
                                       Cardmember Financial Services Group, and Chairman of the
                                       Board and President of American Express Centurion Bank. Mr.
                                       Riese continues to serve as Chairman of the Board of
                                       American Express Centurion Bank.
Alvin N. Teller (53).................  Mr. Teller has served as a Director of the Company since
                                       October 1996. Mr. Teller has served as Co-Chairman, Chief
                                       Executive Officer, President and a Director of Alliance
                                       Entertainment Corp., a producer and distributor of recorded music and music- and entertainment-related products
                                       ("Alliance"), since August 1996. From July 1996, Mr. Teller served as Chairman and Chief Executive Officer of Red Ant
                                       Entertainment, a startup music industry enterprise, until it was acquired by Alliance in August 1996. Prior thereto, Mr.
                                       Teller served as Chairman and Chief Executive Officer of MCA
                                       Music Entertainment Group, a producer and distributor of
                                       recorded music and music-related products, from September
                                       1989 to November 1995.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Company has an Audit Committee and a Compensation Committee. In 1997, the Board of Directors held 13 meetings, the Compensation Committee met nine times and the Audit Committee met three times. The Audit Committee reviews the adequacy of internal controls, the results and scope of annual audits and other services provided by the Company's independent public accountants. In 1997, the Audit Committee was comprised of Stanley Cayre, Jordan A. Levy and William E. Ford.

     The Compensation Committee establishes salaries, bonuses and other forms of compensation for officers of the Company. In 1997, the Compensation Committee was comprised of Joseph J. Cayre, Stanley Cayre, Steven A. Denning and Jordan A. Levy. In January 1998, the Compensation Committee was reconstituted to consist of Joseph J. Cayre, Steven A. Denning, Jordan A. Levy and Alvin N. Teller. In January 1998, the Board of Directors also established an Executive Stock Option Subcommittee of the Compensation Committee, comprised of Messrs. Denning and Teller. The Executive Stock Option Subcommittee may, without further approvals by the Board of Directors or the Compensation Committee, consider and grant any stock-based compensation permitted under the Company's stock incentive plans, and modify or amend any existing grants, to directors, executive officers and certain other employees of the Company. The full Board of Directors, however, retains the authority to make any such grants, modifications or amendment, independent of the Executive Stock Option Subcommittee or the Compensation Committee.

     A Finance Committee, comprised of Stanley Cayre, William E. Ford, Phillip
J. Riese and Ronald W. Chaimowitz, was also established by the Board of Directors in January 1998. The Finance Committee reviews, and makes recommendations to the full Board of Directors with respect to, the following matters: (i) the financial position and results of operations of the Company,
(ii) the capital requirements and financing policies and strategies of the Company, (iii) the acquisition or divesture of major assets, including by merger or consolidation, (iv) the establishment and review of annual budgets of the Company, and (v) the domestic and foreign investment policies of the Company.

     The Company does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the Board of Directors as a whole. Any stockholder who wishes to make a nomination at an annual or special meeting for the election of directors must do so in compliance with the applicable procedures set forth in the Company's By-laws. The Company will furnish copies of such By-law provisions upon written request to the Company at its principal executive offices, 417 Fifth Avenue, New York, NY 10016,
Attention: Director, Investor Relations.

     During the period in which he served as a director, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of all committees of the Board on which he served.

DIRECTOR COMPENSATION

     Each non-employee director of the Company is paid an annual retainer of $15,000 and a fee of $1,000 for each meeting of the Board of Directors or any committee thereof he attends.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1997, the Company's Compensation Committee consisted of Joseph J. Cayre, Stanley Cayre, Steven A. Denning and Jordan A. Levy. For certain transactions involving the Company and the members of the Compensation Committee or entities affiliated with such individuals, see "Certain Relationships and Related Transactions."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors and executive officers of the Company and persons who beneficially own more than ten percent of the Company's Common Stock (collectively, the "Reporting Persons") to report their ownership of and transactions in the Company's Common Stock to the Securities and Exchange Commission (the "Commission"). Copies of these reports are also required to be supplied to the Company. The Company believes, upon a review of the copies of such reports received by the Company and written representations furnished by the Reporting Persons to the Company, that during the year ended December 31, 1997 the Reporting Persons complied with all applicable Section 16(a) reporting requirements except, as a result of the Company's inadvertent administrative omissions, (i) Michael A. Ryder, Senior Vice President, Product Development, of the Company did not report on his Form 3 a stock option he held; such option was subsequently reported on a Form 5 filed in February 1998, and (ii) Jordan A. Levy, a director of the Company, failed to file timely a Form 5 to report the grant of a stock option in February 1997; such grant was reported on a Form 5 filed in April 1998.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth compensation earned, whether paid or deferred, by the Company's Chief Executive Officer and its other four most highly compensated executive officers during the year ended December 31, 1997 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during the years ended December 31, 1995, 1996 and 1997.

                                                                 LONG-TERM COMPENSATION
                                                                ------------------------
                                                                         AWARDS
                                                                ------------------------
                                                                              SECURITIES
                                     ANNUAL COMPENSATION        RESTRICTED    UNDERLYING     ALL OTHER
                                 ---------------------------      STOCK        OPTIONS      COMPENSATION
  NAME AND PRINCIPAL POSITION    YEAR   SALARY($)   BONUS($)    AWARDS($)        (#)            ($)
  ---------------------------    ----   ---------   --------    ----------    ----------    ------------
Ronald W. Chaimowitz...........  1997   $414,615    $251,988(2)       --       500,000         $4,750(3)
  Chairman of the Board of       1996    365,000          --(4)       --       250,000(4)       1,500(3)
  Directors and Chief Executive  1995    300,000          --(5)       --       975,000            718(3)
  Officer(1)
Harry M. Rubin.................  1997    299,808     151,800(2)       --       150,000             --
  President of the               1996    275,000      80,000(2)       --            --             --
  International Division(6)      1995    250,000      60,000          --       179,829             --
Richard Burns..................  1997    266,346     124,817(2)       --        60,000          4,750(3)
  Executive Vice President,      1996    201,538      40,000(2)  $49,030(9)         --             --
  Domestic Publishing(7)(8)      1995      6,923          --          --       100,000             --
Andrew Gregor..................  1997    265,000     107,272(2)       --       100,000          4,750(3)
  Senior Vice President,         1996    245,962      40,015(2)       --            --             --
     Finance
  and Administration, and Chief  1995     80,962      45,000      41,970(10)   144,000             --
  Financial Officer(7)
Charles F. Bond................  1997    300,001     743,750(12)       --       50,000          4,750(3)
  President of the Value         1996    300,001     500,000(12)       --           --             --
  Price and Distribution         1995    155,770     233,654(12)       --        6,000             --
  Division(7)(11)

---------------
 (1) From February 1995 to April 1998, Mr. Chaimowitz served as President and Chief Executive Officer of the Company. From January 1994 to January 1995, Mr. Chaimowitz served as Executive Vice President and General Manager of the Company.

 (2) This bonus was earned in the year indicated, but paid in the immediately subsequent year.

 (3) Represents Company contributions, on behalf of the Named Executive Officers, to the Company's 401(k) Profit Sharing Plan.

 (4) In lieu of cash bonus for 1996, in February 1997 Mr. Chaimowitz received options to purchase 250,000 shares of Common Stock at an exercise price of $14.00 per share. The closing sale price of the Company's Common Stock as reported on the Nasdaq National Market on the date of the grant was $8.125 per share. Such options become exercisable in four equal annual installments commencing on February 7, 1998. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation."

 (5) In lieu of cash bonus for 1995, in December 1995, Mr. Chaimowitz received options to purchase 75,000 shares of the Company's Common Stock at an exercise price of $14.00 per share.

 (6) From March 1995 to April 1998, Mr. Rubin served as Executive Vice President and General Manager -- International Division and Business Affairs of the Company. From June 1994 to August 1995, Mr. Rubin served as Chief Financial Officer of the Company.

 (7) Messrs. Burns, Gregor and Bond joined the Company in December, August and June 1995, respectively, and accordingly, the information contained herein for the year ended December 31, 1995 reflects a partial year.

 (8) From December 1995 to May 1997, Mr. Burns served as Senior Vice President, Sales, of the Company.

 (9) Represents the dollar value (net of consideration paid) of the award of restricted stock calculated by multiplying the market price of the Company's Common Stock on the date of grant, $19.125 per share, by the number of shares awarded. These shares vested on December 30, 1996.

(10) Represents the dollar value (net of the consideration paid) of the award of restricted stock, calculated by multiplying the initial public offering price of the Company's Common Stock, $14.00 per share, by the number of shares awarded. These shares vested on June 30, 1996.

(11) Mr. Bond has been President of the Value Price and Distribution Division since the consolidation of the Slash Division with the operations of WizardWorks Group, Inc., a wholly-owned subsidiary of the Company. Prior thereto, Mr. Bond served as President of the Slash Division since June 1995.

(12) Represents an annual bonus payable under an employment agreement, which the Company and Mr. Bond entered into in connection with the acquisition of Slash Corporation ("Slash"). See "Employment Agreements." This bonus was earned in the year indicated, but the entire amount or a portion thereof was paid in the immediately subsequent year.

     Option Grants. Shown below is information regarding grants of stock options under the Company's stock incentive plans to the Named Executive Officers during the fiscal year ended December 31, 1997.

                                                             INDIVIDUAL GRANTS
                                ---------------------------------------------------------------------------
                                              % OF TOTAL                     MARKET PRICE OF
                                NUMBER OF      OPTIONS                         UNDERLYING
                                SECURITIES    GRANTED TO                    SECURITIES ON THE
                                UNDERLYING    EMPLOYEES                     DATE OF GRANT IF
                                 OPTIONS      IN FISCAL       EXERCISE         HIGHER THAN       EXPIRATION
             NAME                GRANTED       YEAR(1)      PRICE($/SH)      EXERCISE PRICE         DATE
             ----               ----------    ----------    ------------    -----------------    ----------
Ronald W. Chaimowitz..........   250,000(2)      9.97         $14.0000             --               2/7/07
                                 500,000(3)     19.94           7.6250             --               5/8/07
Harry M. Rubin................   150,000(4)      5.98           8.1250             --              2/12/07
Richard Burns.................    60,000(4)      2.39           8.1250             --              2/12/07
Andrew Gregor.................    30,000(4)      1.20           8.1250             --              2/12/07
                                  30,000(5)      1.20           7.5625             --              5/21/07
                                  40,000(6)      1.60           6.1250             --             12/31/07
Charles F. Bond...............    50,000(4)      1.99           8.1250             --              2/12/07

---------------
(1) In 1997, the Company granted options for an aggregate of 2,507,513 shares to its employees, which included options for an aggregate of 407,450 shares issued to employees of SingleTrac Entertainment Technologies, Inc. ("SingleTrac") in connection with the October 1997 acquisition of SingleTrac by the Company.

(2) The option becomes exercisable in four equal annual installments commencing on February 7, 1998.

(3) The option becomes exercisable in four equal annual installments commencing on May 8, 1998.

(4) The option becomes exercisable in four equal annual installments commencing on February 12, 1998.

(5) The option becomes exercisable in four equal annual installments commencing on May 21, 1998.

(6) The option becomes exercisable in four equal annual installments commencing on December 31, 1998.

     The following table shows the hypothetical value of the options granted at the end of the option terms (ten years) if the stock price were to appreciate annually by 5% and 10%, respectively. These assumed rates of growth are required by the Commission for illustration purposes only and are not intended to forecast possible future stock prices.

                                                                POTENTIAL REALIZABLE VALUE OF
                                            NUMBER OF        ASSUMED ANNUAL RATES OF STOCK PRICE
                                           SECURITIES          APPRECIATION FOR OPTION TERM(1)
                                           UNDERLYING       --------------------------------------
                 NAME                    OPTIONS GRANTED        0%            5%           10%
                 ----                    ---------------    ----------    ----------    ----------
Ronald W. Chaimowitz...................      250,000            --                --    $1,768,539
                                             500,000            --        $2,397,650     6,076,141
Harry M. Rubin.........................      150,000            --           766,470     1,942,365
Richard Burns..........................       60,000            --           306,588       776,946
Andrew Gregor..........................       30,000            --           153,294       388,473
                                              30,000            --           142,680       361,578
                                              40,000            --           154,080       390,468
Charles F. Bond........................       50,000            --           255,490       647,455

---------------

(1) Represents the product of (i) difference between (A) the product of the per-share fair market value at the time of the grant compounded annually at the assumed rate of appreciation over the term of the option, and (B) the per-share exercise price of the option, and (ii) the number of shares underlying the grant at the fiscal year end.

     Aggregated Option Exercises and Year-End Option Values. Shown below is information relating to the exercise of stock options during the year ended December 31, 1997 for each of the Company's Named Executive Officers and the year-end value of unexercised options held by the Named Executive Officers.

                                                             NUMBER OF
                                                            SECURITIES                      VALUE OF
                                                            UNDERLYING                     UNEXERCISED
                                                            UNEXERCISED                   IN-THE-MONEY
                           SHARES                           OPTIONS AT                     OPTIONS AT
                         ACQUIRED ON     VALUE            FISCAL YEAR-END              FISCAL YEAR-END(1)
         NAME             EXERCISE      REALIZED    (EXERCISABLE/UNEXERCISABLE)    (EXERCISABLE/UNEXERCISABLE)
         ----            -----------    --------    ---------------------------    ---------------------------
Ronald W. Chaimowitz...     --            --             560,000/1,095,000               878,425/514,200
Harry M. Rubin.........     --            --             118,329/209,400                 121,114/0
Richard Burns..........     --            --                   0/160,000                       0/0
Andrew Gregor..........     --            --              94,500/149,500                       0/7,500
Charles F. Bond........     --            --               3,000/53,000                        0/0

---------------

(1) Market value of underlying shares of Common Stock, based on the average of the high and low sales price ($6.3125), on December 31, 1997, minus the aggregate exercise price.

                            10-YEAR OPTION REPRICING

                                                                                                  LENGTH OF
                                                                                                  ORIGINAL
                                    NUMBER OF                                                      OPTION
                                   SECURITIES      MARKET VALUE        EXERCISE                     TERM
                                   UNDERLYING        OF STOCK          PRICE AT        NEW        REMAINING
                                     OPTIONS        AT TIME OF         TIME OF       EXERCISE    AT DATE OF
NAME AND POSITION        DATE      REPRICED(#)    REPRICING($)(1)    REPRICING($)    PRICE($)     REPRICING
-----------------       -------    -----------    ---------------    ------------    --------    -----------
Richard Burns.........  4/30/97      100,000          $6.4375           $14.00        $9.375     8 years and
  Senior Vice                                                                                       7 months
  President, Domestic
  Publishing

---------------
(1) Based upon the average of the high and low sales price on the date of repricing.

     See "Report of the Compensation Committee of the Board of Directors on Executive Compensation" for a discussion concerning the repricing shown above and the basis for such repricing.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with Ronald W. Chaimowitz, pursuant to which he serves as President-Chief Executive Officer and/or Chairman of the Board of Directors of the Company, in each case as determined in the sole discretion of the Company's Board of Directors, for a five-year term ending on April 27, 2003. On April 28, 1998, Mr. Chaimowitz was appointed Chairman of the Board of Directors and Chief Executive Officer of the Company. The agreement provides that Mr. Chaimowitz's annual salary is $550,000. Such base salary may be increased at the sole discretion of the Board of Directors, provided, however, that if the Company's net sales exceed $1 billion for any fiscal year ending during the term of his employment, Mr. Chaimowitz's base salary will be increased to an annual rate of $600,000. In addition, Mr. Chaimowitz is eligible to receive bonuses and stock option grants at the discretion of the Board of Directors, provided that Mr. Chaimowitz will participate in the Company's senior executive bonus plan with a target bonus of 60% of his base salary. Mr. Chaimowitz is entitled to participate in the Company's employee benefit plans generally available to the Company's senior executives. In addition, Mr. Chaimowitz has agreed not to engage in any competitive business until the later of April 27, 2003 or, if his employment with the Company is terminated for disability, or other than for cause, or he resigns for good reason (as defined in the agreement), then for so long as the Company continues to pay him severance payments pursuant to the agreement. If Mr. Chaimowitz's employment is not terminated prior to a Change of Control (as defined below), then his obligation not to engage in any competitive business is limited to a period equal to the greater of (i) one year from the date of such Change of Control or (ii) the period during which he remains employed by the Company or its successor and parent company, if any. In addition, if, following a Change of Control, there occurs good reason (as defined in the agreement), Mr. Chaimowitz is not the President-Chief Executive Officer and/or Chairman of the Board of Directors of the Company or its successor and parent company, or if Mr. Chaimowitz's employment is terminated other than for cause, then Mr. Chaimowitz may, within 90 days of any such event, terminate his employment with the Company or its successor and parent company and in such case he will receive severance payments otherwise payable under the agreement with the same effect as if he were terminated without cause or resigned with good reason. Upon the happening of a Change of Control, or if Mr. Chaimowitz is terminated without cause, or for disability, or he resigns for good reason, or upon his death, all options then held by Mr. Chaimowitz will immediately vest and become exercisable. For purposes of the agreement, the term Change of Control means any of the following: (a) any person, as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (other than the Company, fiduciaries or trustees under the Company's employee benefit plan, members of the Cayre family, General Atlantic Partners, LLC ("GAP"), entities controlled or managed by GAP, or any entity more than 50% owned beneficially by any of the aforementioned), becomes the beneficial owner, directly or indirectly, of 50% or more of the voting power of the Company's then outstanding securities; (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (and any new director approved by such persons), cease for any reason to constitute at least a majority of the Board of Directors; (c) the approval by the Company's stockholders of certain mergers or consolidations of the Company with any other entity; or (d) the approval by the Company's stockholders of a plan of complete liquidation of the Company or an agreement for the sale or distribution of all or substantially all of the Company's assets.

     The Company has entered into an employment agreement with Harry M. Rubin, pursuant to which he serves as Executive Vice President and General
Manager -- International Division and Business Affairs for a three-year term ending on December 31, 2001. On April 28, 1998, Mr. Rubin was appointed President of the International Division. The agreement provides that Mr. Rubin's annual salary is $360,000 for the year ending December 31, 1998, subject to annual review during the term of Mr. Rubin's agreement in increases of not less than 5% per year, but otherwise in the Company's discretion. In addition, Mr. Rubin is eligible to receive bonuses and stock option grants at the discretion of the Board of Directors, provided that Mr. Rubin will participate in the Company's senior executive bonus plan with a target bonus of 50% of his base salary.

Mr. Rubin is entitled to participate in the Company's employee benefit plans generally available to the Company's senior executives. In addition, Mr. Rubin has agreed not to engage in any competitive business until the later of December 31, 2001 or, if his employment with the Company is terminated for disability, or other than for cause, or he resigns for good reason (as defined in the agreement), then for so long as the Company continues to pay him severance payments pursuant to the agreement. If Mr. Rubin's employment is not terminated prior to a Change of Control (as defined above), then his obligation not to engage in any competitive business is limited to a period equal to the greater of (i) two years from the date of such Change of Control or (ii) the period during which he remains employed by the Company or its successor and parent company, if any. In addition, if, following a Change of Control, there occurs good reason (as defined in the agreement), Mr. Rubin is not an Executive Vice President of the Company, its successor or parent company, or if Mr. Rubin's employment is terminated other than for cause, then Mr. Rubin may, within 90 days of any such event, terminate his employment with the Company or its successor and parent company and in such case he will receive severance payments otherwise payable under the employment agreement with the same effect as if he were terminated without cause or resigned with good reason. Upon the happening of a Change of Control, or if Mr. Rubin is terminated without cause, or for disability, or he resigns for good reason or upon his death, all options then held by Mr. Rubin will immediately vest and become exercisable.

     The Company has entered into an amended employment agreement with David Chemerow, pursuant to which he serves as President and Chief Operating Officer of the Company for a three-year term ending on May 14, 2000. The agreement provides that Mr. Chemerow's annual salary is $360,000, that his base salary will be subject to discretionary increase by the Company's Board of Directors and that Mr. Chemerow will be eligible to receive annual bonuses not to exceed an amount equal to 50% of his base salary in effect at such time, in such amounts as determined by the Company's Chief Executive Officer and the Board of Directors. Mr. Chemerow is entitled to participate in the Company's employee benefit plans generally available to the Company's senior executives. In addition, Mr. Chemerow has agreed not to engage in any competitive business until the later of May 14, 2000 or, if his employment with the Company is terminated for disability or other than for cause, then for so long as the Company continues to pay him severance payments pursuant to the agreement. If Mr. Chemerow's employment is not terminated prior to a Change of Control (as defined above), then his obligation not to engage in any competitive business is limited to a period equal to the greater of (i) two years from the date of such Change of Control or (ii) the period during which he remains employed by the Company or its successor and parent company, if any. If, following a Change of Control, (i) Mr. Chemerow's employment is terminated other than for cause (including a deemed termination as defined in the agreement) or (ii) Mr. Chemerow is required to relocate as described in the agreement, then at any time within 90 days of any such event, Mr. Chemerow may terminate his employment with the Company or its successor and parent company and in such case he will receive severance payments otherwise payable under the agreement with the same effect as if he were terminated without cause. Upon the happening of a Change of Control, or if Mr. Chemerow's employment is terminated without cause, all options then held by Mr. Chemerow will immediately vest and become exercisable.

     The Company has entered into an employment agreement with Andrew Gregor, pursuant to which he serves as Chief Financial Officer and Senior Vice President, Finance and Administration. The agreement provides that Mr. Gregor's annual base salary is $235,000, that his base salary will be subject to discretionary increase by the Company's President and Board of Directors and that Mr. Gregor will be eligible to receive annual bonuses not to exceed an amount equal to 50% of his base salary in effect at such time, in such amounts as determined by the Company's President and Board of Directors. Mr. Gregor is entitled to participate in the Company's employee benefit plans generally available to the Company's senior executives. In addition, Mr. Gregor has agreed not to engage in any competitive business until August 18, 1998 or, if his employment with the Company is terminated other than for cause, then for as long as the Company continues to pay severance amounts pursuant to the agreement. If, within one year following a Change of Control (as defined above), neither Joseph
J. Cayre nor Ronald W. Chaimowitz is the Chairman of the Board of Directors or the President of the Company or its successor, or if either person does hold one of such offices, Mr. Gregor does not report directly to one of such persons, then all options held by Mr. Gregor will immediately vest and become exercisable.

     The Company has entered into an employment agreement with Charles F. Bond, pursuant to which he serves as President of the Value Price and Distribution Division of the Company for a three-year term ending on June 30, 1998. The agreement also establishes a base salary of $300,000 per annum during the term of employment and provides that Mr. Bond will receive an annual bonus in prescribed amounts if certain pre-tax net income levels are reached by the Company. Mr. Bond is entitled to participate in the Company's employee benefit plans generally available to the Company's senior executives. In addition, in connection with the purchase of Slash by the Company, as of June 23, 1995, the Company entered into a Non-Competition Agreement with Mr. Bond, pursuant to which he has agreed not to be involved in any competing business in the United States until the earlier of one year following termination without cause or June 23, 2000.

     Each of the employment agreements prohibits disclosure of proprietary and confidential information regarding the Company and its business to anyone outside the Company both during and subsequent to employment.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Scope of Committee's Work. The Compensation Committee, which during 1997 consisted of Joseph J. Cayre, Stanley Cayre, Steven A. Denning and Jordan A. Levy, reviews the Company's compensation plans, programs and policies for executive officers, monitors the performance and compensation of executive officers and other key employees, and makes appropriate recommendations and reports to the Board of Directors concerning matters of executive compensation. In January 1998, Alvin N. Teller replaced Stanley Cayre as a member of the Compensation Committee.

     Executive Compensation Philosophy and Policies. The Compensation Committee recognizes the critical role of its executive officers in the significant growth and success of the Company to date and the Company's future prospects. Accordingly, the Company's executive compensation policies are designed to: (i) align the interests of executive officers and stockholders by encouraging stock ownership by executive officers and by making a significant portion of executive compensation dependent upon the Company's financial performance; (ii) provide compensation that will attract and retain superior talent; (iii) reward individual results through base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various other benefits, including a 401(k) Profit Sharing Plan and life and medical insurance plans; and (iv) manage compensation based on the level of skill, knowledge, effort and responsibility needed to perform a particular job successfully.

     In establishing salary, bonuses and long-term incentive compensation for executive officers, the Compensation Committee takes into account both the position and expertise of the particular executive, as well as the Compensation Committee's understanding of competitive compensation for similarly situated executives in the Company's industry. In this regard, the Company retains consultants to advise it on compensation trends and levels and to assure that the Company's compensation policies and guidelines are both competitive and appropriate for its size and industry position. Annual increases to base salaries (as opposed to bonuses, which are based upon guidelines established by the Compensation Committee) for executive officers are generally based on the terms of existing employment agreements, and in some cases the discretion of the Board or the Compensation Committee based on individual performance (see "Employment Agreements" above). For all other employees, the Company has a formal company-wide merit budget program, pursuant to which the Company establishes separate budgeted amounts for base salary increases due to (a) merit and (b) promotions and market adjustments. Formal performance appraisals are, and will continue to be, an integral part of the merit review process.

     Bonuses. The Compensation Committee believes that an annual bonus program provides an incentive and reward for short-term financial success. All management employees were eligible for bonuses in 1997 based upon the Company's 1997 bonus/incentive plan which established minimum target levels for earnings per share and business unit budget goals (before special charges and charges related to change in accounting policy). The amount of each bonus was primarily a function of grade level and base salary, although awards took into account achievement of business unit budget goals for executive officers, and achievement of individual goals and objectives for mid-management positions. During 1997, where individual performance targets were not met, bonuses were less than maximum target levels.

     The Compensation Committee has approved a formal bonus/incentive plan for 1998. The bonus pool will become available only if the Company reaches a performance goal based upon 1998 earnings per share and business unit budget goals, as well as development of a 1999 budget that meets specific Board approved growth targets. All management employees, including executive officers, are eligible to participate. While each specific award is to be based primarily on grade level and base salary, each award includes a portion which is reflective of the achievement level of the specific individual's goals and objectives.

     Stock Incentive Plans. The Company's 1995 and 1997 Stock Incentive Plans ("Stock Incentive Plans") provide long term incentives to maximize stockholder value by rewarding employees for the financial success of the Company over a period of time. All of the Company's full-time employees were awarded stock option grants under the 1995 Stock Incentive Plan prior to the Company's initial public offering. The amount of each grant was primarily based on grade level and base salary, except for executive officers, whose grants were based upon either negotiated contracts or determinations by the Compensation Committee taking into account the executive's tenure, position, performance and the performance of the Company, as well as participation by comparable executive officers in stock option plans in the Company's industry.

     In February 1997, the Company implemented a stock repricing program for non-executive employees, pursuant to which employees other than the Company's senior executives could each elect to (1) keep his or her existing options at the original exercise price and with the original vesting schedule, or (2) elect to participate in the stock repricing program, in which case the employee's option agreement was amended to provide for (i) a new exercise price per share of $7.9375 (the last reported sale price of the Common Stock on the last trading day prior to February 18, 1997, the repricing date), and (ii) continued vesting of the option according to its original schedule, except that none of the options, even if previously vested, were exercisable until the first anniversary of the repricing date. The Board of Directors authorized the stock repricing program because it believed, in light of the deterioration of the price of the Company's Common Stock, that employee morale was suffering and that in order to properly incentivize and motivate the Company's employees, it would be advisable to reprice the Company's existing options for all employees other than senior executives. Options held by employees eligible to participate in the repricing program generally had exercise prices of $14.00 per share or higher. At such time, options held by senior executives were not repriced. Subsequently, on April 30, 1997, the Board of Directors reduced the exercise price of an option for 100,000 shares held by Richard Burns, Executive Vice President, Domestic Publishing, of the Company, from $14.00 per share to $9.375 per share. At the time of such repricing, the fair market value of the Company's Common Stock was $6.43 per share. The terms of the repricing also provided that no part of such option shall be exercisable until the first anniversary of such repricing, even if previously vested. The Board of Directors authorized the repricing of Mr. Burns' option because of the deterioration of the price of the Company's Common Stock and because the exercise price of Mr. Burns' option (which were granted in 1995) was more than 49% in excess of the exercise price of options held by other senior executives of the Company which were granted in 1995. The Board of Directors determined that such repricing was appropriate, as a means of incentivizing Mr. Burns and further aligning his interests with those of the Company's stockholders, particularly in view of the fact that the adjusted exercise price of Mr. Burns' option was still more than 45% in excess of the then market price of the Company's Common Stock.

     401(k) Profit Sharing Plan. The Company sponsors a tax-qualified employee profit sharing and savings plan (the "401(k) Plan"), which covers all of the Company's non-union employees with six months of service who are at least 18 years of age. The Company may limit participation by highly compensated employees to comply with the Internal Revenue Code of 1986, as amended (the "Code"), with respect to the Code's nondiscrimination requirements. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to 15%, subject to statutorily prescribed limitations. The 401(k) Plan also permits the Company to provide a 50% matching contribution for full time employees who are employed as of December 31 of the applicable year, up to a maximum matching contribution of 3% of an employee's compensation, subject to statutory limitations. The Company may also make a discretionary contribution to the 401(k) Plan which will be allocated to the accounts of participants, based on their relative compensation levels, who are employed on December 31 and who have 1,000 hours of service in the year.

     Compensation of the Chief Executive Officer. The Compensation Committee and the Board of Directors recognize the unique skills and experience of Ronald
W. Chaimowitz, the Company's Chairman of the Board of Directors and Chief Executive Officer and a co-founder of the Company. The goal of the Compensation Committee in developing a compensation package for the Chief Executive Officer was to provide incentive to motivate and retain his services for a significant term and to recognize his efforts and the Company's performance since the Company commenced operations in 1993.

     In December 1995, the Company and Mr. Chaimowitz entered into an employment agreement pursuant to which he agreed to serve as President and Chief Executive Officer for the period ending December 31, 1998. In April 1998, Mr. Chaimowitz entered into a new employment agreement with the Company for a term of five years ending on April 27, 2003. See "Employment Agreements." Mr. Chaimowitz's salary and other compensation, and the terms of his employment agreement have been established by reference to the salaries and equity participation of other chief executive officers of companies in the Company's industry (which information was obtained with the assistance of an independent compensation consultant) and in recognition of Mr. Chaimowitz's unique skills and importance to the Company, as well as the Company's performance under his tenure as Chief Operating Officer during 1994 and Chief Executive Officer through 1997.

     Mr. Chaimowitz was paid a base salary of $414,615 in 1997 pursuant to his employment agreement. In February 1998, Mr. Chaimowitz was paid a bonus of $251,988, his target bonus under the 1997 bonus/incentive plan, and was granted options to purchase 500,000 shares of Common Stock at an exercise price of $6.3125 per share (the fair market value on the date of grant). In making such grant, the Compensation Committee considered the overall growth and performance of the Company during 1997 under Mr. Chaimowitz's leadership, as well as the growth of the Company since its initial public offering in 1995 and the continued progress by the Company in reaching its goal of becoming a leading worldwide integrated publisher of consumer software. The Compensation Committee also considered the fact that in February 1997, in lieu of a cash bonus, Mr. Chaimowitz was granted options in respect of 1996 that had an exercise price of $14 per share, which was approximately 70% in excess of the then fair market value of the Company's Common Stock. The Committee believes that the grant of options in 1998 will serve to further align the interests of Mr. Chaimowitz with those of stockholders by making his future compensation dependent in large part on continued increases in stockholder value. The Company also made a 1997 contribution for Mr. Chaimowitz of $4,750 under the Company's 401(k) Plan and bore the cost of a life insurance policy for the benefit of Mr. Chaimowitz's estate in the face amount of $1,000,000. In addition, pursuant to his employment agreement, Mr. Chaimowitz received an annual automobile allowance of $10,200.

     Excluding shares subject to options, Mr. Chaimowitz currently beneficially owns 710,582 shares, or approximately 1.04% (as of April 24, 1998), of the Company's Common Stock, including 84,380 shares (as to which Mr. Chaimowitz disclaims beneficial ownership) held in a trust for the benefit of his daughter.

                                          Joseph J. Cayre
                                          Stanley Cayre (member during 1997)
                                          Steven A. Denning
                                          Jordan A. Levy
                                          Alvin N. Teller

                            STOCK PERFORMANCE GRAPH

     The following graph depicts the cumulative total return on the Company's Common Stock compared to the cumulative total return for The Nasdaq National Market Index and a peer group selected by the Company on an industry and line-of-business basis. Such peer group consists of Electronic Arts, Inc., Broderbund Software, Inc., Acclaim Entertainment, Inc., Intuit Inc. and The Learning Company, Inc. The Graph assumes an investment of $100 on December 14, 1995, when the Company's stock was first traded in a public market. Reinvestment of dividends is assumed in all cases.

                                                           The Nasdaq
        Measurement Period           GT Interactive      National Market
      (Fiscal Year Covered)          Software Corp.           Index            Peer Group
'Dec. 14,|1995'                          100.00              100.00              100.00
'Dec. 31,|1995'                          100.00              101.34              102.43
'Mar. 31,|1996'                           76.79              106.09               71.53
'June 30,|1996'                          119.64              114.14               68.88
'Sept. 30,|1996'                         162.50              118.18               63.90
'Dec. 31,|1996'                           50.89              124.35               55.62
'Mar. 31,|1997'                           50.93              118.56               44.83
'June 30,|1997'                           84.86              139.94               49.40
'Sept. 30,|1997'                          83.93              163.58               65.06
'Dec. 31,|1997'                           45.57              152.39               64.93

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of April 24, 1998, concerning the Common Stock of the Company beneficially owned (i) by each director and nominee of the Company, (ii) by the Named Executive Officers and all executive officers and directors as a group, and (iii) by each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of the Company, sole voting and dispositive power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                               SHARES BENEFICIALLY
                                                                     OWNED+
                                                              ---------------------
                                                                SHARES      PERCENT
                                                                --------    -------
Joseph J. Cayre(1)..........................................  13,909,388     20.4
Jack J. Cayre(2)............................................   3,692,585      5.4
Stanley Cayre(3)............................................   8,843,923     13.0
Kenneth Cayre(4)............................................   8,825,135     13.0
Ronald W. Chaimowitz(5).....................................   1,698,082      2.5
General Atlantic Partners, LLC(6)...........................   7,428,525     10.9
  3 Pickwick Plaza, Greenwich, CT 06830
Steven A. Denning(7)........................................   7,428,525     10.9
William E. Ford(8)..........................................   7,428,525     10.9
Jordan A. Levy(9)...........................................      71,000      *
Harry M. Rubin(10)..........................................     155,829      *
Alvin N. Teller(11).........................................      40,000      *
Phillip J. Riese............................................      13,000      *
Various trusts for the benefit of the children of Joseph J.    6,380,000      9.4
  Cayre.....................................................
  417 Fifth Avenue, New York, NY 10016
Various trusts for the benefit of the children of Stanley      4,750,670      7.0
  Cayre.....................................................
  417 Fifth Avenue, New York, NY 10016
Various trusts for the benefit of the children of Kenneth      7,119,688     10.5
  and Lillian Cayre.........................................
  417 Fifth Avenue, New York, NY 10016
Richard Burns(12)...........................................      85,565      *
Andrew Gregor(13)...........................................     112,500      *
Charles F. Bond(14).........................................   1,929,900      2.8
All executive officers and directors as a group (17           46,719,867     66.9
  persons)(15)..............................................

---------------
  *  Less than 1%

  + This table does not include Matthew C. Blank, a director of the Company who was elected to such position subsequent to April 24, 1998. The Company has been informed that Mr. Blank does not beneficially own any shares of Common Stock.

 (1) Includes 6,380,000 shares in the aggregate held in various trusts for the benefit of Joseph J. Cayre's children, for which trusts his wife serves as trustee. Also includes 1,759,388 shares held by a charitable foundation for which Joseph J. Cayre and his wife serve as trustees. Joseph J. Cayre disclaims beneficial ownership of the shares held by such trusts and such foundation. Also includes 420,000 shares held by Joseph J. Cayre in grantor retained annuity trusts.

 (2) Includes 105,000 shares held by Jack J. Cayre in grantor retained annuity trusts, 475,085 held by a charitable foundation for which he serves as trustee, and 142,500 shares subject to options exercisable within 60 days. Jack J. Cayre disclaims beneficial ownership of the shares held by such foundation.

 (3) Includes 4,750,670 shares in the aggregate held in various trusts for the benefit of Stanley Cayre's children, for which trusts his wife serves as trustee. Also includes 453,000 shares held by a charitable foundation whose trustees are Stanley Cayre and his wife. Stanley Cayre disclaims beneficial ownership of the shares held by such trusts and such foundation. Also includes 114,658 shares held by Stanley Cayre in a grantor retained annuity trust.

 (4) Includes 7,119,688 shares in the aggregate held in various trusts for the benefit of Kenneth and Lillian Cayre's children, for which trusts Lillian Cayre serves as trustee. Also includes 50,000 shares held by a charitable foundation whose trustees are Kenneth Cayre and Lillian Cayre. Kenneth Cayre disclaims beneficial ownership of the shares held by such trusts and such foundation. Also includes 41,242 shares held by Kenneth Cayre in a grantor retained annuity trust.

 (5) Includes 84,380 shares held in a trust for the benefit of Ronald W. Chaimowitz's daughter, for which trust Ronald W. Chaimowitz's wife serves as trustee. Ronald W. Chaimowitz disclaims beneficial ownership of such shares. Also includes 987,500 shares subject to options exercisable within 60 days.

 (6) Includes 4,184,545 shares held by General Atlantic Partners 16, L.P. ("GAP 16"), 2,092,273 shares held by General Atlantic Partners 19, L.P. ("GAP 19"), 647,707 shares held by GAP Coinvestment Partners, L.P. ("GAP Coinvestment") and 504,000 shares held by General Atlantic Partners II, L.P. ("GAP II"). The general partner of GAP 16, GAP 19 and GAP II is General Atlantic Partners, LLC, a Delaware limited liability company. The managing members of General Atlantic Partners, LLC are Steven A. Denning, David C. Hodgson, Stephen P. Reynolds, J. Michael Cline, William O. Grabe, William E. Ford, Nancy E. Cooper, Peter L. Bloom and Franchon M. Smithson. The same individuals are the general partners of GAP Coinvestment. Messrs. Denning and Ford, directors of the Company, are the Executive Managing Member and a managing member, respectively, of General Atlantic Partners, LLC and general partners of GAP Coinvestment. Messrs. Denning and Ford disclaim beneficial ownership of shares owned by GAP 16, GAP 19, GAP Coinvestment and GAP II, except to the extent of their respective pecuniary interests therein.

 (7) Includes 4,184,545 shares held by GAP 16, 2,092,273 shares held by GAP 19, 647,707 shares held by the GAP Coinvestment and 504,000 shares held by GAP
     II. Mr. Denning disclaims beneficial ownership of shares owned by GAP 16, GAP 19, GAP Coinvestment and GAP II, except to the extent of his respective pecuniary interests therein.

 (8) Includes 4,184,545 shares held by GAP 16, 2,092,273 shares held by GAP 19, 647,707 shares held by GAP Coinvestment and 504,000 shares held by GAP II. Mr. Ford disclaims beneficial ownership of shares owned by GAP 16, GAP 19, GAP Coinvestment and GAP II, except to the extent of his respective pecuniary interests therein.

 (9) Includes 62,500 shares subject to options exercisable within 60 days.

(10) Represents 155,829 shares subject to options exercisable within 60 days.

(11) Includes 7,500 shares subject to options exercisable within 60 days.

(12) Includes 83,000 shares subject to options exercisable within 60 days.

(13) Includes 109,500 shares subject to options exercisable within 60 days.

(14) Includes 50,000 shares held by Mr. Bond's wife (as to which shares he disclaims beneficial ownership), 100,000 shares held in a grantor retained annuity trust, and 15,500 shares subject to options exercisable within 60 days.

(15) Includes an aggregate of 1,789,079 shares subject to options exercisable within 60 days. Also includes 21,540 shares which are held in escrow and subject to certain indemnification rights of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LEASES

     In December 1997, the Company relocated its principal administrative, sales, marketing and development facilities to 417 Fifth Avenue in New York City under a lease expiring in 2007. The landlord under this lease is an unaffiliated third party. The leases on the Company's previous headquarters located at 16 East 40th Street, which were owned by 16 East 40th Associates, an entity in which Joseph J. Cayre, Stanley Cayre and Kenneth Cayre collectively have a 50% ownership interest, were terminated as of January 1, 1998. During the year ended December 31, 1997, the Company paid approximately $657,000 in the aggregate in rent to 16 East 40th Associates.

     In May 1995, G.T. Interactive Software (Europe) Limited, the Company's European subsidiary, entered into a lease with respect to its principal executive offices with Marylebone 248 Realty LLC ("Marylebone 248"), an entity controlled by Joseph J. Cayre and Jack J. Cayre. This lease expires in 2020. During the year ended December 31, 1997, the Company paid approximately $394,000 in rent to Marylebone 248.

TRANSACTIONS WITH GOODTIMES HOME VIDEO CORP.

     During the year ended December 31, 1996, the Company sold approximately $3,488,000 of software products to GTHV, a majority of whose stock is owned by Joseph J. Cayre, Stanley Cayre and Kenneth Cayre. In connection with the sales of such products, the Company had a receivable from GTHV for approximately $2,996,000 at December 31, 1997. In February 1998, $2,869,000 of such receivable was paid.

     GTHV also performed certain assembly and packaging services for the Company. During the year ended December 31, 1997, the Company charged to operations approximately $2,498,000 in fees for such services.

REPS AGREEMENT

     In servicing its mass merchant accounts, the Company uses field representatives supplied by REPS, a company owned by Joseph J. Cayre, Stanley Cayre and Kenneth Cayre. REPS provides such services to the Company as well as to third parties not affiliated with the Cayre family. The Company has an agreement with REPS pursuant to which REPS supplied such services, at its cost, through December 31, 1997. The Company is in negotiation with REPS to extend this agreement and is currently operating on a month to month basis under the terms of the old agreement. During the year ended December 31, 1997, the Company charged to operations approximately $4,817,000 in fees to REPS.

TRAVEL SERVICES

     The Company occasionally hires Eastway Aircraft Services, Inc. ("Eastway") to provide business travel services for its officers and employees. Eastway leases two planes from JT Aviation Corp., a company owned by Joseph J. Cayre. Eastway is not owned in whole or in part by any member of the Cayre family. Eastway provides air travel to the Company at an hourly rate and on an as needed as available basis. During the year ended December 31, 1997, the Company paid approximately $370,000 to Eastway.

     The Company also occasionally hires JC Aviation Corp. ("JCAC"), a company owned by Jack J. Cayre, to provide business transportation services for its officers. During the year ended December 31, 1997, the Company paid approximately $26,000 to JCAC.

TRANSACTIONS WITH SOFTBANK

     The Company has entered into agreements with SOFTBANK pursuant to which SOFTBANK (i) provides toll-free customer support for some of the Company's published products and (ii) takes direct customer orders and provides fulfillment services for the Company, in each case on a per service basis. Pursuant to its terms, the agreement relating to customer support service has been renewed on a month to month basis since the expiration of its initial term on December 17, 1996 and the expiration of the agreement providing for the fulfillment service on August 2, 1997. Both agreements provide for automatic renewal on a month to month basis upon expiration unless terminated by either party. During the year ended December 31, 1997, the Company charged to operations approximately $230,000 in fees to SOFTBANK. Jordan A. Levy is Co-Chairman of SOFTBANK.

     The Company believes that the terms of the foregoing transactions are no less favorable to the Company than could be obtained by the Company from unrelated parties on an arm's-length basis.

GREGOR LOAN

     On August 31, 1996, the Company extended a loan to Andrew Gregor in the principal amount of $250,000. Such loan bears interest at the rate of 6.15% per annum and was amended in March 1998 to extend the maturity date from August 31, 1998 to August 31, 2000.

GARSKE LOAN

     On August 31, 1996, the Company extended a loan to Chris Garske, the former Senior Vice President of Publishing of the Company, in the principal amount of $200,000. Such loan bore interest at the rate of 6.15% per annum and was repaid in full in 1997.

SINGLETRAC LOANS

     The Company has extended non-interest bearing loans to three employees of the Company who were former stockholders of SingleTrac, including Michael A. Ryder, Senior Vice President, Product Development, of the Company. The principal amount of each such loan is $100,000. Such loans become due and payable at the earliest of the sale of their stock of the Company, in November 1999 or six months following termination of the borrowers' respective employment with the Company. Each of the borrowers has pledged 20,000 shares of the Company's Common Stock, as collateral security for the loans.

                                 PROPOSAL NO. 2

               APPROVAL OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors has adopted, subject to stockholder approval, the Company's 1998 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is intended to constitute an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and stockholder approval of the Purchase Plan is necessary to comply with that Code provision.

     The following summary of the main features of the Purchase Plan is qualified by reference to the complete text of the Purchase Plan, which is set forth in Appendix A hereto.

     General. The Purchase Plan was adopted by the Board of Directors on April 3, 1998 for the purpose of providing eligible employees with the opportunity to purchase shares of Common Stock from the Company with accumulated payroll deductions, thereby encouraging such employees to share in the growth and success of the Company and its subsidiaries.

     The Purchase Plan provides for the issuance of an aggregate of 1,000,000 shares of Common Stock, subject to adjustment in the event of certain capital changes as described below.

     Administration. The Purchase Plan will be administered by a committee (the "Committee") comprised of one or more employees of the Company appointed by the Company's Compensation Committee. The Committee is authorized to determine all questions of interpretation and application of the Purchase Plan. The determinations of the Committee are made in its sole discretion and are final and binding on all participants subject to the approval of the Compensation Committee.

     Eligibility. All employees of the Company or any subsidiary thereof which adopts the Purchase Plan with the consent of the Board of Directors will be eligible to participate in an offering under the Purchase Plan, other than employees who are not employed by the Company or a participating subsidiary on the first day of the month before the beginning of the offering period, and employees who are customarily employed for less than 20 hours per week or less than five months per calendar year. An employee may not receive an option grant under the Purchase Plan, if, immediately after the grant, the employee would own stock (including shares subject to all outstanding options held by the employee) possessing 5% or more of the total combined voting power or value of all classes of issued and outstanding stock of the Company. As of July 1, 1998, the Company anticipates that approximately 1,300 employees will be eligible to participate in the Purchase Plan.

     Participation. In order to participate in an offering under the Purchase Plan, an eligible employee must complete and submit a subscription agreement authorizing payroll deductions before the beginning of the offering period. At the election of the participant, the rate of payroll deductions may be any multiple of 1%, up to a maximum of 10% of the participant's base salary and overtime pay during an offering period.

     Offerings. The Purchase Plan provides for six-month offering periods beginning on January 1 and July 1 of each year. Subject to stockholder approval of the Purchase Plan, the first offering period will begin on July 1, 1998.

     Grant and Exercise of Options. At the beginning of an offering period, each participant will be granted an option to purchase, through payroll deductions, as many whole shares of Common Stock as he or she may purchase with the amount to be deducted from his or her pay during the offering period, provided that the number of shares subject to the option may not exceed 10% of the participant's semi-annual compensation as of the beginning of the offering period divided by 85% of the fair market value of the Common Stock as of the beginning of the offering period multiplied by 200%. The option price at which shares may be purchased will equal the lesser of (i) 85% of the fair market value of the Common Stock at the beginning of the offering period and (ii) 85% of the fair market value of the Common Stock at the end of the offering period. At the end of an offering period, unless a participant elects to terminate his or her participation in the offer, such participant's accumulated payroll deductions will be automatically applied to purchase shares at the lesser price, with amounts attributable to fractional share interests rolled over to the next offering period. On April 30, 1998, the closing sale price of the Common Stock, as reported on the Nasdaq National Market, was $10 9/16 per share.

     As required by the Code, a participant's right to purchase stock under an option may not accrue at a rate in excess of $25,000 in fair market value (determined at the time of option grant) for each calendar year in which the option is outstanding.

     Termination of Participation. A participant may elect to terminate participation in an offer at any time, in which case deductions from the participant's pay will cease and all amounts previously deducted from the participant's pay during the offering period will be refunded. A participant's participation in an offer will terminate automatically upon his or her termination of employment for any reason, including death, disability or retirement.

     Restrictions on Transferability. Participants' rights under the Purchase Plan are not transferable or assignable, except by will or the laws of descent and distribution. Shares purchased by a participant at the end of an offering period will not be transferable during the 90-day period following purchase, although participants will retain voting and dividend rights with respect to the shares during this restricted period.

     Capital Changes. In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend or the like, proportionate adjustments will be made to the number of shares authorized for issuance under the Purchase Plan, the number of shares subject to each outstanding option and the option price of each outstanding option. The Committee may also provide for such adjustments in the event of a merger, consolidation, reorganization, rights offering or other increase or decrease in the number of shares of outstanding Common Stock.

     Corporate Transactions. In the event of a dissolution or liquidation of the Company, the then-current offering period will terminate immediately prior to the consummation of the proposed transaction, unless the Board of Directors determines otherwise. The Board of Directors may allow participants to exercise their options and declare that all options will terminate as of a specified date. In the event of a proposed sale of all or substantially all assets of the Company or the merger of the Company with or into any other corporation, outstanding options will be assumed or equivalent options will be substituted therefor by the acquiror unless the Board of Directors determines that participants will have the right to exercise their options, in which case the options will be exercisable for a 20-day period following notification to participants of this right and will terminate at the end of such period.

     Amendment and Termination of the Purchase Plan. The Board of Directors may suspend, discontinue, revise or amend the Purchase Plan at any time and in any respect, subject to stockholder approval to the extent necessary to comply with
Section 423 of the Code and other applicable regulations and listing requirements. No amendment to the Purchase Plan may adversely affect any previously granted option. The

Purchase Plan will terminate on the earliest of (i) the termination of the Purchase Plan by the Board of Directors, (ii) the date on which all shares reserved for issuance under the Purchase Plan have been issued or (iii) July 1, 2003.

     It is not possible to determine the benefits that will be received by any participant in the Purchase Plan for the current year or any future year because participation in the Purchase Plan is voluntary and depends upon each eligible employee's election to participate, authorized payroll deductions and compensation.

     Federal Income Tax Consequences. The following general description of the tax consequences of transactions under the Purchase Plan is based on present federal tax laws and does not purport to be complete.

     The Purchase Plan is intended to satisfy the requirements of Sections 421 and 423 of the Code. Under these provisions, a participant generally will not recognize income at the time an option is granted or exercised. The tax consequences to a participant upon a disposition of shares acquired upon option exercise will generally depend upon the holding period of the shares.

     If shares acquired upon the exercise of an option are disposed of at least two years after the date of option grant and at least one year after the date of option exercise (or if a participant dies while owning the shares, regardless of the holding period), then the participant will recognize, at the time of disposition, ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition over the option price, or
(ii) the excess of the fair market value of the shares on the date of option grant over the option price (computed as of the grant date). Any additional gain will be treated as capital gain (and taxed at a rate depending upon the participant's holding period for the shares, which will generally commence on the date of option exercise). If the shares are sold at a price less than the option price, there is no ordinary income and the participant has capital loss equal to the difference. If the requisite holding periods are met, the Company will not be entitled to a tax deduction at any time.

     If the shares acquired upon the exercise of an option are sold or disposed of within two years after the date of option grant or within one year after the date of option exercise, then the participant will recognize, at the time of disposition, ordinary income equal to the excess of the fair market value of the shares on the purchase date over the option price, and the Company will be entitled to a tax deduction in that amount. Any appreciation in the price of the shares between the purchase date and disposition date will be treated as capital gain (and taxed at a rate depending upon the participant's holding period for the shares, which will generally commence on the date of option exercise). Even if the shares are sold for less than the fair market value of the shares on the purchase date, the participant will recognize the same amount of ordinary income, and will have capital loss equal to the difference between the sales price and the fair market value of the shares on the purchase date.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Purchase Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PURCHASE PLAN.

                                 PROPOSAL NO. 3

          AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE
            OF INCORPORATION TO INCREASE MAXIMUM NUMBER OF DIRECTORS

     The Board of Directors has approved an amendment to Article Sixth, Paragraph (c), of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") which, if adopted by the stockholders, would increase the permissible size of the Board of Directors of the Company from the current maximum of twelve to a maximum of fifteen Directors, with the exact number of Directors to be established from time to time by the Board of Directors.

     The first sentence of Article Sixth, Paragraph (c), of the Certificate of Incorporation presently provides that the Board of Directors may not have less than four nor more than twelve members (plus such number of Directors, if any, who may be elected by the holders of any series of preferred stock), and subject to such limits will be fixed by resolution duly adopted from time to time by the Board of Directors. Currently, the Board of Directors consists of eleven members.

     The Board of Directors has approved an amendment to Article Sixth, Paragraph (c), of the Certificate of Incorporation which would delete the first sentence thereof in its entirety and replace such sentence with the following:

          "The number of Directors of the Corporation shall not be less than four nor more than fifteen (plus such number of Directors, if any, who may be elected by the holders of any series of preferred stock), and subject to such limits shall be fixed by resolution duly adopted from time to time by the Board of Directors."

     The remainder of Article Sixth, Paragraph (c), would not be modified or amended by this proposal. If the amendment to Article Sixth, Paragraph (c), is approved by the stockholders, the Board of Directors will amend the By-laws of the Company accordingly.

     The Board of Directors believes that it is advisable to have the flexibility at any time to increase the size of the Board to fifteen members, while retaining the classified nature of the Board.

     The Company may from time to time consider acquisitions and mergers in which it may be desirable to provide that certain directors or officers of the to-be-acquired or merged company will serve on the Company's Board of Directors after consummation of the transaction. This is especially likely if the stockholders of the to-be-acquired or merged company are to receive the Company's Common Stock in the transaction and thus are to have a continuing interest as stockholders of the Company. In addition, outside of the merger and acquisition context, the Board may also find other qualified individuals whose service as directors would facilitate the Company's pursuit of other business opportunities and otherwise broaden the membership of the Board.

     Although the Company has no present plan, agreement or understanding involving the election of additional persons to its Board of Directors, the Board believes that having authority at any time to increase the size of the Board to fifteen will better permit the Company to achieve these goals.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date is required to approve the amendment of the Company's Amended and Restated Certificate of Incorporation.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

                                 PROPOSAL NO. 4

  AMENDMENT TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE
                      COMPANY'S 1997 STOCK INCENTIVE PLAN

     The Board of Directors has approved an amendment to the Company's 1997 Stock Incentive Plan (the "1997 Plan") which, if adopted, would increase the number of shares authorized for issuance thereunder by 4,000,000 shares.

     The 1997 Plan was approved by the Board of Directors on April 30, 1997 and adopted by the Company's stockholders on June 10, 1997. Currently, the 1997 Plan provides for the issuance of a total of up to 4,000,000 authorized and unissued shares of Common Stock, treasury shares and/or shares acquired by the Company for purposes of the 1997 Plan, and may be increased annually commencing January 1, 2000, at the discretion of the Board of Directors, by an amount up to 1% of the shares of Common Stock then outstanding.

     The Board of Directors has approved an amendment to the 1997 Plan that would increase the number of shares authorized for issuance thereunder from 4,000,000 shares to 8,000,000 shares. As of the Record Date, the Company had issued under the 1997 Plan options to purchase an aggregate of approximately 1,809,000 shares. The Board of Directors believes that the Company will continue to seek attractive acquisitions which will involve the assumption or issuance of stock options and expansion of the Company's executive and employee base, and that the number of options remaining available under the 1997 Plan will likely be insufficient for the Company's needs over the next several years. The Board of Directors will retain the discretion to increase the number of shares issuable under the 1997 Plan in the amounts and at the times described in the preceding paragraph. The Board of Directors therefore believes that this amendment of the 1997 Plan is in the best interests of the Company and its stockholders because the availability of an adequate stock option program is an important factor in attracting and retaining qualified directors, officers and employees (whether through acquisitions or otherwise) essential to the success of the Company and in aligning their long term interests with those of the stockholders. The increase in the number of shares of Common Stock reserved for issuance under the 1997 Plan will permit the Company to continue the operation of the 1997 Plan for the benefit of new participants, as well as to allow additional awards to current participants.

     The major features of the 1997 Plan are summarized below, which summary is qualified in its entirety by the actual text of the 1997 Plan. The Company will furnish without charge a copy of the 1997 Plan to any stockholder of the Company upon receipt from any such person of an oral or written request for the 1997 Plan. Such request should be sent to the Company at GT Interactive Software Corp., 417 Fifth Avenue, New York, New York 10016, Attention: Director, Investor Relations, or made by telephone at (212) 726-6500.

     General. The 1997 Plan provides for awards in the form of (i) incentive stock options, (ii) non-qualified stock options (incentive and non-qualified stock options are collectively referred to as "options"), (iii) stock appreciation rights, (iv) restricted stock, (v) restricted stock units, (vi) dividend equivalent rights and (vii) other stock based awards. Awards may be made to such directors, officers and other employees of the Company and its subsidiaries (including employees who are directors and prospective employees who become employees), and to such consultants to the Company and its subsidiaries, as the Committee in its discretion selects (collectively, "key persons").

     Administration. The 1997 Plan may be administered by the Board of Directors or the Compensation Committee of the Board of Directors. The Board of Directors and the Compensation Committee are authorized to construe, interpret and implement the provisions of the 1997 Plan, to select the key persons to whom awards will be granted, to determine the terms and provisions of such awards, and to amend outstanding awards. The determinations of the Board of Directors and the Compensation Committee are made in their sole discretion and are conclusive. The Compensation Committee presently consists of Messrs. Joseph J. Cayre, Steven A. Denning, Jordan A. Levy and Alvin N. Teller.

     In January 1998, the Board of Directors established an Executive Stock Option Subcommittee of the Compensation Committee, comprised of Messrs. Denning and Teller. The Executive Stock Option Subcommittee may, without further approvals by the Board of Directors or the Compensation Committee, consider and grant any stock-based compensation permitted under the 1997 Plan, and modify or amend any existing grants, to directors, executive officers and certain other employees of the Company. The full Board of Directors, however, retains the authority to make any such grants, modifications or amendment, independent of the Executive Stock Option Subcommittee or the Compensation Committee. (As used herein, "Committee" refers to the Compensation Committee, the Executive Stock Option Subcommittee and/or Board of Directors as appropriate).

GRANTS UNDER THE 1997 PLAN

     Stock Options. Unless the Committee expressly provides otherwise, an option will become exercisable as to 20% of the shares subject thereto on each of the first through fifth anniversaries of the grant. The purchase price per share payable upon the exercise of an option (the "option exercise price") will be established by the Committee, provided that the option exercise price shall be no less than 100% of the fair market value of a share of the Common Stock on the date of grant in the case of an incentive stock option. The option exercise price is payable in cash, or, with the consent of the Committee, by surrender of shares of Common Stock having a fair market value on the date of the exercise equal to part or all of the option exercise price, or by such other payment method as the Committee may prescribe.

     The total number of shares of Common Stock with respect to which options may be granted to any one employee during any one year period may not exceed 1,000,000.

     Stock Appreciation Rights. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the 1997 Plan. Generally, no stock appreciation right will be exercisable at a time when any option to which it relates is not exercisable. The grantee of a stock appreciation right has the right to surrender the stock appreciation right and to receive from the Company an amount equal to the aggregate appreciation (since the date of the grant, or over the option exercise price if the stock appreciation right is granted in connection with an option) in the shares of Common Stock in respect of which such stock appreciation right is being exercised. Payment due upon exercise of a stock appreciation right may be in cash, in Common Stock, or partly in each, as determined by the Committee in its discretion.

     Restricted Stock. The Committee may grant or sell restricted shares of Common Stock to such key persons, in such amounts, and subject to such terms and conditions (which may depend upon or be related to performance goals and other conditions) as the Committee shall determine in its discretion. Certificates for the shares of Common Stock covered by a restricted stock award will remain in the possession of the Company until such shares are free of restrictions. Subject to the applicable restrictions, the grantee has the rights of a stockholder with respect to the restricted stock.

     Restricted Stock Units. The Committee may grant restricted stock units to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion. Restricted stock units are intended to give the recipient the economic equivalent of actual restricted shares of stock, while postponing the tax consequences. A restricted stock unit is an unsecured promise to transfer an unrestricted share of stock at a specified future maturity date (which can be later than the vesting date at which the right to receive the shares becomes nonforfeitable) selected by the recipient of the unit at the time of grant or subsequent thereto.

     Dividend Equivalent Rights. The Committee may include in any award a dividend equivalent right entitling the recipient to receive amounts equal to the ordinary dividends that would have been paid, during the time such award is outstanding, unexercised or not vested, on the shares of Common Stock covered by such award if such shares were then outstanding.

     Other Stock Based Awards. The 1997 Plan permits the Committee to grant other stock based awards, such as performance shares or unrestricted stock, subject to such terms and conditions as the Committee deems appropriate.

     Performance Shares. The Committee may grant performance share awards to such key persons, in such amounts, and subject to such terms and conditions, as the Committee shall determine in its discretion. The grantee of such an award will be entitled to receive shares of Common Stock or the cash value thereof if performance goals specified by the Committee are met.

TERMINATION OF EMPLOYMENT OR SERVICE

     Options and Stock Appreciation Rights. Unless the Committee otherwise specifies: (i) all options and stock appreciation rights not yet exercised shall terminate upon termination of the grantee's employment or service by reason of discharge for cause; (ii) if a grantee's employment or service terminates for reasons other than cause or death, the grantee's options and/or stock appreciation rights generally will be exercisable for 90 days after termination to the extent that they were exercisable at termination, but not after the expiration date of the award; and (iii) if a grantee dies while in the Company's employ or service or during the aforementioned post-employment exercise period, the grantee's options and/or stock appreciation rights will, to the extent exercisable immediately prior to death, generally remain exercisable for one year after the date of death, but not after the expiration date of the award.

     Restricted Stock. If a grantee's employment or service terminates for any reason, the Company will have the right to require forfeiture of restricted shares in exchange for any amount paid by the grantee for such shares.

     Other Features of the 1997 Plan. The Committee may amend any outstanding award, including, without limitation, by amendment which would accelerate the time or times at which the award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions on the award. The Board of Directors may, without stockholder approval, suspend, discontinue, revise or amend the 1997 Plan at any time or from time to time; provided, however, that stockholder approval shall be obtained to the extent necessary to comply with
Section 422 of the Code (relating to the grant of incentive stock options) and other applicable law. Unless sooner terminated by the Board of Directors, the provisions of the 1997 Plan respecting the grant of incentive stock options shall terminate on the tenth anniversary of the adoption of the 1997 Plan by the Board of Directors. All awards made under the 1997 Plan prior to its termination shall remain in effect until they are satisfied or terminated.

     In the event of a merger or consolidation of the Company with or into any other corporation or entity, outstanding awards shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion, to accelerate the date on which an award becomes exercisable or fully vested. In the absence of an assumption or substitution of awards, awards shall, to the extent not exercised, terminate as of the date of the closing of the merger.

     Tax Consequences. The following description of the tax consequences of awards under the 1997 Plan is based on present Federal tax laws, and does not purport to be a complete description of the tax consequences of the 1997 Plan.

     There are generally no Federal tax consequences either to the optionee or to the Company upon the grant of a stock option. On exercise of an incentive stock option, the optionee will not realize any income, and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the optionee under the alternative minimum tax provisions of the Code. However, if the optionee disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionee will recognize compensation income, and the Company will be entitled to a deduction in the amount of the excess of the fair market value of the shares of Common Stock on the date of exercise over the option exercise price (or the gain on sale, if less); the remainder of any gain to the optionee will be treated as capital gain. On exercise of a non-qualified stock option, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price will generally be taxable to the optionee as compensation income and will generally be deductible for tax purposes by the Company.

     The grant of a stock appreciation right or restricted stock unit award will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such a right or award, the grantee will include in gross income an amount equal to the fair market value of any shares of Common Stock and/or any cash received, and the Company will be entitled to a tax deduction in the same amount. An award of restricted shares of Common Stock will not result in income for the grantee or in a tax deduction for the Company until such time as the shares are no longer subject to forfeiture unless the grantee elects otherwise. At that time, the grantee generally will include in gross income an amount equal to the fair market value of the shares less any amount paid for them, and the Company will be entitled to a tax deduction in the same amount.

     Limitations on the Company's Compensation Deduction. Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers to the extent that compensation paid to such officers for a year exceeds $1.0 million, unless such compensation meets certain criteria. The Company believes that compensation realized from stock options and stock appreciation rights granted under the 1997 Plan generally will satisfy the requirements of Section 162(m) of the Code if the options or stock appreciation rights are granted by a committee of "outside directors" (as defined under Section 162(m)); however, there is no assurance that such awards will satisfy such requirements. In addition, because other awards under the 1997 Plan will generally not meet the requirements of Section 162(m) of the Code, the deduction attributable to any compensation realized under any such awards to the affected executive officers may be limited.

     New Plan Benefits. As discussed above, the Committee has discretion to determine the awards, if any, to be granted to an individual under the 1997 Plan. Accordingly, future awards are not determinable. The following table shows the number of shares subject to stock options granted under the 1997 Plan during the fiscal year ended December 31, 1997. For additional information regarding the fiscal 1997 option grants to the Company's Named Executive Officers, please see the table in the section of this Proxy Statement titled "Executive Compensation -- Option Grants." The dollar value of the fiscal 1997 option grants cannot be determined because the value depends on, among other factors, the Company's future stock price. No other types of awards were granted under the 1997 Plan during fiscal 1997.

                                                                 NUMBER OF SHARES
                NAME OF INDIVIDUAL OR GROUP                   UNDERLYING OPTIONS(1)
                ---------------------------                   ----------------------
Ronald W. Chaimowitz........................................               --
  Chairman of the Board of Directors and Chief Executive
     Officer
Harry M. Rubin..............................................               --
  President of the International Division
Richard Burns...............................................               --
  Executive Vice President, Domestic Publishing
Andrew Gregor...............................................           40,000
  Senior Vice President, Finance and Administration, and
     Chief Financial Officer
Charles F. Bond.............................................               --
  President of the Value Price and Distribution Division
Executive Group (2 persons).................................           90,000
Non-Executive Director Group................................               --
Non-Executive Officer Employee Group (17 persons)...........           48,700

---------------
(1) This table does not include options granted under the 1997 Plan during 1998 to directors and executive officers of the Company to purchase an aggregate of 1,270,000 shares. The exercise price of each such option is equal to the fair market value of the Company's Common Stock on the date of grant.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment of the 1997 Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT OF THE 1997 PLAN.

                                 PROPOSAL NO. 5

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     As reported in its Current Report on Form 8-K, dated February 17, 1998, the Company has changed its fiscal year end from December 31 to March 31. The Board of Directors has appointed Arthur Andersen LLP (the "Auditor"), independent auditors, to audit the financial statements of the Company for the transitional fiscal year ended March 31, 1998 and for the fiscal year ending March 31, 1999. Such appointment is being presented to the stockholders for ratification at the Annual Meeting. If the stockholders reject the appointment, the Board of Directors will reconsider its appointment. If the stockholders ratify the appointment, the Board of Directors, in its sole discretion, may still direct the appointment of new independent auditors with respect to the fiscal year ending March 31, 1999 at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company.

     The Auditor has audited the Company's financial statements since 1993. No member of the Auditor or any of its associates has any financial interest in the Company or its affiliates. The Company has been advised that a representative of the Auditor will be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the Board's appointment.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                           PROPOSALS BY STOCKHOLDERS

     Any stockholder proposal which is intended to be presented at the Company's 1999 annual meeting of stockholders must be received at the Company's principal executive offices, 417 Fifth Avenue, New York, NY 10016, Attention: Secretary, by no later than January 18, 1999, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. Stockholders of the Company who intend to bring business before the meeting must also comply with the applicable procedures set forth in the Company's By-laws. The Company will furnish copies of such By-law provisions upon written request to the Director, Investor Relations, of the Company at the aforementioned address.

                           AVAILABILITY OF FORM 10-K

     THE COMPANY WILL PROVIDE TO ANY STOCKHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST OF SUCH STOCKHOLDER, A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE COMMISSION. SUCH REQUESTS SHOULD BE ADDRESSED TO GT INTERACTIVE SOFTWARE CORP., 417 FIFTH AVENUE, NEW YORK, NY 10016, ATTENTION: DIRECTOR, INVESTOR RELATIONS.

                                 OTHER BUSINESS

     The Annual Meeting is being held for the purposes set forth in the Notice which accompanies this Proxy Statement. The Board is not presently aware of business to be transacted at the Annual Meeting other than as set forth in the Notice.

                                          By Order of the Board of Directors,

                                          STANLEY CAYRE
                                          Director and Secretary

New York, New York
May 18, 1998

                                                                      APPENDIX A

                         GT INTERACTIVE SOFTWARE CORP.

                            1998 STOCK PURCHASE PLAN

                         GT INTERACTIVE SOFTWARE CORP.

                          EMPLOYEE STOCK PURCHASE PLAN

1. ESTABLISHMENT OF PLAN. GT Interactive Software Corp., (the "Company") proposes to grant options for purchase of the Company's Common Stock to eligible employees of the Company and Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (the "Plan"). For purposes of this Plan, "parent corporation" and "Subsidiary" (collectively, "Subsidiaries") shall have the same meanings as "parent corporation" and "subsidiary corporation" in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

     The Company intends that the Plan shall qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 1,000,000 shares of Common Stock are reserved for issuance under the Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of the Plan.

2.  PURPOSES.  The purposes of the Plan are to:

          (a) provide employees of the Company and/or any Subsidiary (a "Participating Subsidiary") designated by the Board of Directors of the Company (the "Board"), based on the recommendation of the Company's Compensation Committee, as eligible to participate in the Plan, with a convenient means to acquire an equity interest in the Company through payroll deductions;

          (b) enhance such employees' sense of participation in the affairs of the Company and its Subsidiaries; and

          (c) provide an incentive for continued employment.

3. ADMINISTRATION. This Plan shall be administered by a committee (the "Committee") appointed by the Compensation Committee and consisting of one or more officers or other employees of the Company.

     Subject to the provisions of the Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of the Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants, subject at all times to the approval of the Compensation Committee. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

4. ELIGIBILITY. Any employee of the Company or a Participating Subsidiary is eligible to participate in an Offering Period (as hereinafter defined) under the Plan except the following:

          (a) employees who are not employed by the Company or a Participating Subsidiary on the first (1st) day of the month before the beginning of such Offering Period;

          (b) employees who are customarily employed for less than 20 hours per week;

          (c) employees who are customarily employed for less than five (5) months in a calendar year; and

          (d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

5. OFFERING DATES. The offering periods of this Plan (each, an "Offering Period") shall be of six (6) months duration commencing on January 1 and July 1 of each year and ending on June 30 and December 31 of each year. The first Offering Period shall commence on July 1, 1998. The first business day of each Offering Period is referred to as the "Offering Date". The last business day of each Offering Period is referred to as the "Purchase Date". The Committee shall have the power to change the timing or duration of Offering Periods with respect to future offerings if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

6. PARTICIPATION IN THE PLAN. Eligible employees may become participants in an Offering Period under the Plan on the first Offering Date after satisfying the eligibility requirements by delivering a subscription agreement to the Company's or Participating Subsidiary's (whichever employs such employee) payroll department (the "payroll department") not later than the first day of the month before such Offering Date unless a later time for filing the subscription agreement is set by the Committee for all eligible Employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to the payroll department by such date after becoming eligible to participate in such Offering Period under the Plan shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in the Plan by filing the subscription agreement with the payroll department not later than the first day of the month preceding a subsequent Offering Date.

     Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws from the Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreements in order to continue participation in the Plan, provided that if the participant wishes to change his or her contribution level, a new subscription agreement must be filed as provided in the preceding paragraph.

7. GRANT OF OPTION ON ENROLLMENT. Enrollment by an eligible employee in the Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date for that Offering Period up to that number of shares of Common Stock of the Company determined by dividing the amount accumulated in such employee's payroll deduction account during such Offering Period by the lower of
(i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date (the "Entry Price") or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Purchase Date, subject to the limitations set forth in
Section 10, and subject to the following limitation: The number of shares of the Company's Common Stock subject to an option granted to an employee on any Offering Date shall not exceed two hundred percent (200%) of the number of shares of the Company's Common Stock determined by dividing an amount equal to ten percent (10%) of the employee's semi-annual compensation as of the Offering Date by eighty-five percent (85%) of the fair market value of a share of the Common Stock on the Offering Date. An employee's semi-annual compensation shall be determined as follows: (i) for any employee who was employed by the Company or a Participating Subsidiary for an entire six-month period ending on the date prior to the Offering Date, the employee's compensation (as defined in Section 9(a)) for such six-month period; or (ii) for any employee not employed for the entire six-month period, the sum of the compensation (as defined in Section 9(a)) earned in each of the full calendar months prior to the Offering Date during which the employee was employed by the Company or a Participating Subsidiary, divided by the number of full months during which the employee was so employed, multiplied by six. The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 8.

8. PURCHASE PRICE. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

          (a) the Fair Market Value on the Offering Date; or

          (b) the Fair Market Value on the Purchase Date.

     For purposes of the Plan, the term "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

          (a) if such Common Stock is then quoted on the NASDAQ National Market, its last reported sale price on the NASDAQ National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

          (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

          (c) if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market or listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported in The Wall Street Journal, for the over-the-counter market; or

          (d) if none of the foregoing is applicable, by the Board in good faith.

9.  PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF
SHARES.

          (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the employee's compensation, as elected by the participant on his or her subscription agreement, in one percent (1%) increments not to exceed ten percent (10%). Compensation eligible for payroll deduction shall be limited to base salary and overtime (if any) paid in a payroll period, provided, however, that for purposes of determining a participant's compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence with the first pay period following the Offering Date and shall continue to the end of the Offering Period unless terminated as provided in the Plan.

          (b) All payroll deductions made for a participant are credited to his or her account under the Plan and are deposited with the general funds of the Company; no interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

          (c) On the next business day following each Purchase Date, as long as the Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under the Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant's account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in
     Section 8 of the Plan. Any cash remaining in a participant's account after such purchase of shares shall be carried forward, without interest, into the next Offering Period. In the event that the Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.

          (d) Shares purchased by the participant will be restricted for ninety
     (90) days from the Purchase Date. The participant will not be able to sell or otherwise transfer ownership of the stock during the 90-day restricted period. The participant will retain voting rights to purchased shares during the restricted period.

          (e) Ninety (90) days following the Purchase Date, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option; provided that the Committee may deliver certificates to a broker or brokers that hold such certificates in street name for the benefit of each such participant.

          (f) During a participant's lifetime, such participant's option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

10.  LIMITATIONS ON SHARES TO BE PURCHASED.

          (a) No employee shall be entitled to purchase stock under the Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in the Plan.

          (b) If the number of shares to be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of shares then available for issuance under the Plan, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's option to each employee affected thereby.

          (c) Any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the Offering Period.

11.  WITHDRAWAL.

          (a) Each participant may withdraw from an Offering Period under the Plan by signing and delivering to the payroll department notice on a form provided for such purpose. Such withdrawal may be elected not later than the 1st day of the month prior to the end of an Offering Period.

          (b) The accumulated payroll deductions shall be returned to the withdrawn participant within sixty (60) days following withdrawal and his or her interest in the Plan shall terminate. In the event a participant voluntarily elects to withdraw from the Plan, he or she may not resume his or her participation in the Plan during the same Offering Period, but he or she may participate in any Offering Period under the Plan which commences on a date subsequent to such withdrawal by filing a new subscription agreement in the same manner as set forth above for initial participation in the Plan.

12. TERMINATION OF EMPLOYMENT. Termination of a participant's employment for any reason, including retirement or death or the failure of a participant to remain an eligible employee, terminates his or her participation in the Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest within sixty (60) days following the termination. For this purpose, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Committee; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

13. RETURN OF PAYROLL DEDUCTIONS. In the event an employee's interest in the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated by the Board, the Company shall deliver to the employee all payroll deductions credited to his or her account. No interest shall accrue on the payroll deductions of a participant in the Plan.

14. CAPITAL CHANGES. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the Entry Price of each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under the Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock, including shares which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the Entry Price of each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

15. NONASSIGNABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

16. REPORTS. Individual accounts will be maintained for each participant in the Plan. Each participant shall receive promptly after the end of each Offering Period a report of his account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period.

17. NOTICE OF DISPOSITION. Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within twelve (12) months from the Purchase Date on which such shares were purchased (the "Notice Period"). Unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to the Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on certificates.

18. NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee's employment.

19. EQUAL RIGHTS AND PRIVILEGES. All eligible employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in the Plan.

20. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. TERM; STOCKHOLDER APPROVAL. This Plan shall become effective on the date that it is adopted by the Board. This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares pursuant to this Plan shall occur prior to such stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) July 1, 2003.

22.  DESIGNATION OF BENEFICIARY.

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under this Plan in the event of such participant's death subsequent to the end of an Offering Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under this Plan in the event of such participant's death prior to a Purchase Date.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23. CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24. APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of New York

25. AMENDMENT OR TERMINATION OF THIS PLAN. The Board may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 hereof within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

          (a) increase the number of shares that may be issued under this Plan;

          (b) change the designation of the employees (or class of employees) eligible for participation in this Plan; or

          (c) constitute an amendment for which stockholder approval is required by any stock exchange or automated quotation system upon which the shares may then be listed.

                         GT INTERACTIVE SOFTWARE CORP.

                         ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned stockholder of GT Interactive Software Corp. (the "Company") hereby appoints David Chemerow, Jack J. Cayre and Alan Behr, and each of them, proxies of the undersigned, with full power of substitution to each, to vote all shares of the Company which the undersigned is entitled to vote at the Company's Annual Meeting to be held at Millennium Conference Center at Millennium Broadway, 145 West 44th Street, New York, New York 10036, on June 17, 1998, at 8:30 a.m., local time, and at any adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies or their substitutes to vote as follows:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR ELECTION
                        AND FOR PROPOSALS 2, 3, 4 AND 5.

           (Continued and to be dated and signed on the other side.)

     Please mark your
[X]  votes as in this
     example

                                   FOR all nominees listed at            WITHHOLD AUTHORITY
                                   right (except as marked to          to vote for all nominees
                                     the contrary at right)                listed at right
1. ELECTION OF
   DIRECTORS:                                                                                        Nominees: JOSEPH J. CAYRE
   To elect the nominees                       [ ]                                [ ]                          RONALD W. CHAIMOWITZ
   listed to Class III of                                                                                      STANLEY CAYRE
   the Board of Directors
   for a term of three years:

   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list at right.)

2. APPROVAL OF 1998 EMPLOYEE STOCK PURCHASE PLAN:                               FOR            AGAINST        ABSTAIN
   To approve the Company's 1998 Employee Stock Purchase Plan:                  [ ]              [ ]           [ ]

3. APPROVAL OF CHARTER AMENDMENT:
   To approve an amendment to the Company's Amended and Restated
   Certificate of Incorporation to increase the maximum number of
   directors on the Board of Directors from 12 to 15:                           [ ]              [ ]           [ ]

4. APPROVAL OF AMENDMENT TO 1997 STOCK INCENTIVE PLAN:
   To approve an amendment to the Company's 1997 Stock Incentive
   Plan to increase the number of shares reserved for issuance
   thereunder from 4,000,000 shares to 8,000,000 shares.                               [ ]              [ ]           [ ]

5. APPROVAL OF AUDITORS: To ratify and approve the appointment of
   Arthur Andersen LLP as independent auditors of the Company for the transitional fiscal year ended March 31, 1998 and the fiscal
   year ending March 31, 1999:                                                  [ ]              [ ]           [ ]

   and in their discretion, upon any other matters that may properly come before the meeting or any adjournments thereof.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED UNDER "ELECTION OF DIRECTORS" AND FOR PROPOSALS 2, 3, 4 AND 5.

   Receipt of the Notice of Annual Meeting and of the Proxy Statement and Annual Report of the Company accompanying the same is hereby acknowledged. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature(s) ___________________  ___________________  Dated: ___________, 1998
                 (Stockholder)        (Stockholder)

Please sign exactly as your name(s) appears on your stock certificate. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.